Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2007 Omnibus Equity and Incentive Plan (formerly the 2000 Equity Incentive Plan) and the Post-Effective Amendment No. 1 to the Registration Statements pertaining to the 1998 Non-Qualified Employee Stock Option Plan (Form S-8 Nos. 333-95269 and 333-56071) and 2004 Stock Plan for Non-Employee Directors (Form S-8 No. 333-115691) of our reports dated March 9, 2007, with respect to the consolidated financial statements and schedule of Nabi Biopharmaceuticals included in its Annual Report (Form 10-K) for the year ended December 30, 2006, Nabi Biopharmaceuticals management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Nabi Biopharmaceuticals, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Certified Public Accountants

Fort Lauderdale, Florida

May 22, 2007